CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



E-REX,  Inc.
12000  Biscayne  Boulevard,  Suite  406
Miami,  FL  33181

     We hereby consent to the incorporation by reference in the Post-Effective Amendment No. 4 to Form S-8 Registration Statement, of the following report filed with the Securities and Exchange Commission, which has been incorporated by reference in its entirety in the Registration Statement on Form S-8:

          1. Our report dated April 7, 2002, with respect to the financial statements of E-REX, Inc., included in its Annual Report on Form 10-K for the year ended December 31, 2001.



January  8,  2003


/s/  Parks,  Tschopp,  Whitcomb  &  Orr,  P.A.
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Parks,  Tschopp,  Whitcomb  &  Orr,  P.A.
Certified  Public  Accountants